UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2014 (June 12, 2014)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2014, AmSurg Corp., a Tennessee corporation (the “Company”), Arizona Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), and Arizona II Merger Corporation, a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub II”), entered into Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger (“Amendment No. 1”) with Sunbeam GP Holdings, LLC, a Delaware limited liability company (“Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly- owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the unitholders of the Partnership (the “Unitholders”).

Amendment No. 1, among other matters, clarifies (i) certain defined terms in the Purchase Agreement and Agreement and Plan of Merger, dated May 29, 2014, as previously filed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2014 (the “Merger Agreement”) and (ii) the Articles of Amendment to the Second Amended and Restated Charter of the Company (the “Series D Charter Amendment”) to provide that upon conversion of shares of Series D Preferred Stock any accrued and unpaid dividends on the Series D Preferred Stock, if issued under the terms of the Merger Agreement, as amended pursuant to Amendment No. 1, shall be paid in cash. The foregoing summaries of Amendment No. 1 and the Series D Charter Amendment are subject to, and qualified in their entirety by, the full text of Amendment No. 1 and the Series D Charter Amendment, copies of which are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and incorporated herein by reference.

Pursuant to an amended and restated commitment letter (the “Commitment Letter”), dated as of June 14, 2014, issued to the Company by Citigroup Global Markets Inc. (together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of its or their affiliates, collectively, “Citi”), SunTrust Robinson Humphrey, Inc. (“STRH”), SunTrust Bank (“SunTrust”), Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates, “Merrill Lynch”), Jefferies Finance LLC (“Jefferies Finance”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“WFS”) and WF Investment Holdings, LLC (“WFIH” and, together with Citi, STRH, SunTrust, Bank of America, Merrill Lynch, Jefferies Finance, Wells Fargo Bank and WFS, collectively, the “Commitment Parties”), and subject to and upon the terms and conditions set forth therein, the Commitment Parties have committed, among other things, to provide to the Company senior secured credit facilities in an aggregate principal amount of up to $1,375,000,000, consisting of a $1,125,000,000 term loan facility and a $250,000,000 revolving credit facility, and a senior bridge facility in an aggregate principal amount of up to $1,021,000,000. The Commitment Letter supersedes the commitment letter dated as of May 29, 2014 issued to the Company by Citi as previously filed in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2014.

The commitments extend until November 29, 2014, subject to earlier termination in connection with developments in the transaction. The availability of the credit facilities is subject to usual and customary conditions. The documentation governing the credit facilities has not been finalized and, accordingly, the actual terms of such credit facilities may differ from those described or incorporated by reference in this filing. The foregoing summary of the Commitment Letter is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger, dated as of June 12, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC.

99.1	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series D Mandatorily Convertible Preferred Stock)

99.2	Commitment letter, dated as of June 14, 2014, by and among AmSurg Corp. and the Commitment Parties hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date: June 18, 2014

EXHIBIT INDEX

No.	Exhibit

2.1	Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger, dated as of June 12, 2014, by and among AmSurg Corp., Arizona Merger Corporation, Arizona II Merger Corporation, Sunbeam GP Holdings, LLC, Sunbeam GP LLC, Sunbeam Holdings, L.P., Sunbeam Primary Holdings, Inc., and HFCP VI Securityholders’ Rep LLC.

99.1	Form of Articles of Amendment to the Second Amended and Restated Charter of AmSurg Corp. (Series D Mandatorily Convertible Preferred Stock)

99.2	Commitment Letter, dated as of June 14, 2014, by and among Amsurg Corp. and the Commitment Parties thereto.

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